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                                                                     Exhibit 4.3

                                  $126,530,000

                            VICORP RESTAURANTS, INC.

                          10-1/2% Senior Notes due 2011

                                 Amendment No. 1

                                       to

                               Purchase Agreement

                                                                  April 14, 2004

J.P. Morgan Securities Inc.
  As Representative for the
  Initial Purchasers
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Reference is made to the Purchase Agreement (the "Purchase Agreement") dated April 6, 2004, among VICORP Restaurants, Inc., a Colorado corporation (the "Issuer"), VI Acquisition Corp., a Delaware corporation, Village Inn Pancake House of Albuquerque, Inc., a New Mexico corporation, and J.P. Morgan Securities Inc., as Representative of the several Initial Purchasers listed on Schedule 1 thereto concerning the purchase of the Securities (as defined in the Purchase Agreement) from the Issuer by the Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

                  1.       Amendment to Section 1. The first paragraph of
Section 1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "1.      Purchase and Resale of the Securities. a) The Company
         agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 96.5237% of the principal amount thereof plus accrued interest, if any, from April 14, 2004 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein."

                  2. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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                  3.       Counterparts. This letter agreement may be executed
in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  4. Amendments. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  5. Headings. The headings herein are inserted for the convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

                  6. Purchase Agreement. The Purchase Agreement, as amended hereby, remains in full force and effect.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

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                               Very truly yours,

                               VICORP RESTAURANTS, INC.

                               By /s/ Anthony Carroll
                                  -------------------------------------
                                  Name: Anthony Carroll
                                  Title: Chief Financial Officer

                               VI ACQUISITION CORP.

                               By /s/ Anthony Carroll
                                  -------------------------------------
                                  Name: Anthony Carroll
                                  Title: Vice President and Assistant Secretary

                               VILLAGE INN PANCAKE HOUSE OF
                               ALBUQUERQUE, INC.

                               By /s/ Anthony Carroll
                                  -------------------------------------
                                  Name: Anthony Carroll
                                  Title: Assistant Secretary

Accepted: April 14, 2004
J.P. MORGAN SECURITIES INC.
For itself and on behalf of the
several Initial Purchasers

By /s/ John Abraham
   ----------------------------
   Name: John Abraham
   Title: Vice President

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